AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), is made and entered into as of April 11, 2013, by and between VAIL HOLDINGS, INC., (the “Company”), and John McD. Garnsey (“Executive”).
RECITALS

A.	The Company and Executive entered into that certain Employment Agreement, dated October 15, 2008 (the “Agreement”);
B.The Company and Executive desire to amend the Agreement.
NOW, THEREFORE, the parties hereto agree as follows:

1.	Section 1(a) is hereby amended to reflect Executive's position of President - Global Mountain Development.
2.Section 2(c) is hereby deleted and replaced as follows:
“Executive shall be eligible to participate in the benefit plans, perks and time off policies on the same terms as may be extended generally to other senior executives of the Companies and to the extent Executive is eligible under the terms of the applicable plan or policy.”

3.	Except as modified by this Amendment, the Agreement shall remain in full force and effect.
4.This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
5.The internal laws of the State of Colorado shall govern the construction and enforcement of this Amendment.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.
VAIL HOLDINGS, INC.:
By: /s/ Robert A Katz
Name: Robert A. Katz            __
Title: Chief Executive Officer        __
Executive:
/s/ John McD. Garnsey
John McD. Garnsey